SECOND RESTATED
                             EXECUTIVE SUPPLEMENTAL
                           RETIREMENT INCOME AGREEMENT

                                LARRY G. PHILLIPS

                           FIRST FEDERAL SAVINGS BANK
                                 Marion, Indiana

                                February 29, 2000

                  Financial Institution Consulting Corporation
                          700 Colonial Road, Suite 260
                            Memphis, Tennessee 38117

                              WATS: 1-800-873-0089
                               FAX: (901) 684-7414
                                 (901) 684-7400

                     SECOND RESTATED EXECUTIVE SUPPLEMENTAL
                           RETIREMENT INCOME AGREEMENT

                                LARRY G. PHILLIPS

         This Second Restated Executive Supplemental Retirement Income Agreement (the "Agreement"), effective as of the 29th day of February, 2000, formalizes the understanding by and between FIRST FEDERAL SAVINGS BANK (the "Bank"), a federally chartered stock savings bank, and LARRY G. PHILLIPS (hereinafter referred to as "Executive"). Any reference herein to the "Holding Company" shall mean Marion Capital Holdings, Inc.

                              W I T N E S S E T H :

         WHEREAS, the Executive is employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed by such Executive and wishes to encourage continued employment; and

         WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wishes to provide his beneficiaries with benefits from and after death; and

         WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiaries after death; and

         WHEREAS, the Bank and the Executive intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Executive, a member of a select group of management or highly compensated employees of the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, the Bank has previously adopted the Restated Executive Supplemental Retirement Income Agreement dated December 1, 1996 and intends this Second Restated Executive Supplemental Retirement Income Agreement to control all issues relating to Supplemental Retirement Income Benefits as described herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I

                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate method which the Bank's Board of Directors may require in the exercise of its sole discretion.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3      "Bank" means FIRST FEDERAL SAVINGS BANK and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated in writing to the Bank to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5 "Benefit Age" shall be the birthday on which the Executive becomes eligible to receive the maximum Supplemental Retirement Income Benefit under the Plan.

1.6 "Benefit Eligibility Date" shall be the date on which an Executive is entitled to receive the maximum Supplemental Retirement Income Benefit available under the Plan. It shall be the 1st day of the month following the month in which the Executive attains the age sixty-five
         (65).

1.7 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.8 "Change in Control" shall mean and include the following with respect to the Bank or the Holding Company:

         (1) a Change in Control of a nature that would be required to be reported in response to Item I (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

         (2) a change in control of the Bank within the meaning of 12 C.F.R. 574.4; or

         (3)      a Change in Control at such time as
                  (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Five Percent (25.0%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of directors, except for any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or

                  (ii) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the Bank's nominating committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

                  (iii)    merger,   consolidation,    or   sale   of   all   or
                           substantially  all of the assets of the Bank  occurs;
                           or

                  (iv) a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

               The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and (2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner and (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a plan of conversion, as well as a "security," as defined in 15 U.S.C. ss. 78c(2)(1`); and the term "acting in concert" means (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

         Notwithstanding the above definitions, the Board, in its absolute discretion, may make a finding that a Change in Control of the Bank has taken place without the occurrence of any or all of the events enumerated above.

1.9 "Children" means the Executive's children, or the issue of any deceased Children, then living at the time payments are due the Children under this Agreement. The term "Children" shall include both natural and adopted Children.

1.10 "Disability Benefit" means the monthly benefit payable to the Executive following a determination, in accordance with Subsection 3.2, that he is no longer able, properly and satisfactorily, to perform his duties as Executive.

1.11     "Effective Date" of this Agreement shall be February 29, 2000.

1.12     "Estate" means the estate of the Executive.

1.13     "Holding Company" means Marion Capital Holdings, Inc.

1.14     "Interest  Factor"  means  monthly   compounding  or  discounting,   as
         applicable, at 7.89% percent per annum.

1.15 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing within thirty (30) days following the occurrence of the event which triggers distribution and continuing for One Hundred Eighty (180) months. For purposes of the Survivor's Benefit payable hereunder, the Payout Period shall be One Hundred Eighty (180) consecutive months.

1.16     "Plan Year" shall mean the calendar year.

1.17 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.18 "Supplemental Retirement Income Benefit" means an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. The Supplemental Retirement Income Benefit payable to the Executive shall be $106,782.

1.19     "Survivor's  Benefit"  means $106,  782 payable to the  Beneficiary  in
         monthly   installments   throughout  the  Payout  Period,   subject  to
         Subsection 2.1.

                                   SECTION II

                PRE RETIREMENT AND POST RETIREMENT DEATH BENEFITS

2.1 Death Prior to Termination of Employment. If Executive dies prior to termination of employment with the Bank (but before commencement of payment of the Supplemental Retirement Income Benefit to Executive), his Beneficiary shall be entitled to the Survivor's Benefit. The first installment shall begin within thirty (30) days after the date of death of Executive and each succeeding installment shall be paid on the next succeeding month thereof during the Payout Period.

2.2 Death Subsequent to Retirement. In the event of Executive's death while receiving monthly benefits under this Agreement (including early retirement pursuant to Section 3.1) or after retirement but before commencement of payment of the Supplemental Retirement Income Benefit to Executive then the unpaid balance of such monthly payments remaining to be paid at that time shall continue to be paid monthly for the remainder of the Payout Period to Executive's Beneficiary.

2.3 Death After Voluntary Termination of Employment Prior to Benefit Age. In the event of Executive's death following a voluntary termination of employment with the Bank prior to his Benefit Age, for any reason other than Cause, following a Change in Control, or an election of early retirement pursuant to Section 3.1, the Executive's Beneficiary shall be entitled to his Accrued Benefit determined as of the date of death and annuitized using the Interest Factor commencing within thirty (30) days and payable in monthly installments over the Payout Period.

2.4 Death After Involuntary Termination of Employment Prior to Benefit Age. In the event of Executive's death following an involuntary termination of employment with the Bank prior to attaining age fifty-five (55), for any reason other than Cause or following a Change in Control, the Executive's Beneficiary shall be entitled to the

               Accrued Benefit determined as of the date of death and annuitized using the Interest Factor commencing within thirty (30) days and payable in monthly installments over the Payout Period.

                                   SECTION III

                     SUPPLEMENTAL RETIREMENT INCOME BENEFITS
                             AND DISABILITY BENEFITS

3.1 Retirement Benefit. If the Executive is in service with the Bank until reaching his Benefit Age, the Executive shall be entitled to the Supplemental Retirement Income Benefit. Such benefit shall commence on the Executive's Benefit Eligibility Date and shall be payable in monthly installments throughout the Payout Period.

         The Executive may, upon proper notice, reduce his Benefit Age so long as his Benefit Age, as modified, is not less than age fifty-five (55). The Executive must give notice in writing at least twelve (12) months prior to attaining his new Benefit Age, provided that such notice is given no later than the calendar year prior to attainment of the new Benefit Age. If the Executive makes such an election, the Executive shall be entitled to the annuitized value of the Accrued Benefit (using the Interest Factor) payable in monthly installments over the Payout Period commencing within thirty (30) days of the Executive's attainment of the new Benefit Age. In the event that the Executive dies after having given notice of electing to retire at the new Benefit Age but before leaving the service of the Bank or attaining the new Benefit Age, the Executive's Beneficiary shall be entitled to the benefit the Executive would otherwise have received had he lived until the new Benefit Age.

3.2 Disability Benefit. Notwithstanding any other provision hereof, if requested by the Executive and approved by the Board of Directors (which approval shall not be unreasonably withheld), the Executive shall be entitled to receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive, because of ill health, accident, disability or general inability due to age. If Board of Director approval is obtained, the Executive may elect to begin receiving the Disability Benefit in lieu of his Supplemental Retirement Income Benefit. The Disability Benefit
         shall not begin more than thirty (30) days following the above-mentioned disability determination. The Disability Benefit shall be the Supplemental Retirement Income Benefit reduced by three per cent (3%) per year for each year that the disability precedes the Executive's Benefit Age and shall be payable in monthly installments over the Payout Period. Such benefit shall be further reduced by any disability benefit payments received by the Executive from any policy whose premiums were paid by the Bank. Such payments shall cease on the earliest occurrence of:

                  (1)      return to active employment, or

                  (2) a determination by a physician of the Bank's choice that the Executive is no longer disabled as defined in the Section.

         In the event the Executive dies at any time after becoming disabled but prior to commencement or completion of all payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

3.3 Voluntary Termination of Employment. If the Executive's employment with the Bank is voluntarily terminated prior to his Benefit Age, for any reason other than for Cause, the Executive's death, disability or Change in Control, the Executive (or his Beneficiary) shall be entitled to his Accrued Benefit as of the date of such termination, increased monthly using the Interest Factor from the date of termination until the Executive's Benefit Age and annuitized at the Executive's Benefit Age into monthly installments using the Interest Factor and payable over the Payout Period.

3.4 Involuntary Termination of Employment. In the event the Executive is involuntarily terminated for any reason other than willful misconduct or a following a Change in Control prior to reaching his Benefit Age, then the Executive will immediately become entitled to receive benefits set forth hereunder upon reaching age fifty-five (55), that being annualized compensation of $106,782 a year for a period of 15 years. Payments are to be made monthly for a total of 180 payments.

3.5      Termination of Service Related to a Change in Control.

         If a Change in Control occurs at the Bank, and thereafter the Executive's employment is terminated, voluntarily or involuntarily, the Executive shall be entitled to receive benefits provided in this Subsection 3.5.

         (a) Executive lives until Benefit Age. If after such termination Executive lives until his Benefit Age the secular trust provided in Subsection 9.14 shall be annuitized using the Interest Factor into monthly installments and shall be payable to the Executive over the Payout Period. Such payments shall commence on the Executive's Benefit Eligibility Date. The Executive may at any time during the Payout Period request in writing to receive the unpaid balance of his secular trust in a lump sum payment. Such lump sum payment shall be payable within thirty (30) days of such notice.

         (b) Executive dies prior to Benefit Age. If after such termination the Executive dies prior to attaining his Benefit Age the secular trust provided in Subsection 9.14 shall be annuitized using the Interest Factor into monthly installments and shall be payable to the Executive's Beneficiary over the Payout Period. Such payments shall commence within thirty (30) days of the date the secular trustee receives notice of the Executive's death. The Executive's Beneficiary may at any time request in writing to receive the unpaid balance of the secular trust in a lump sum payment. Such lump sum payment shall be payable within thirty (30) days of such notice.

3.6 Termination for Cause. If the Executive is terminated for Cause, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

3.7      Non-Competition During and After Employment.

         (a) In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Executive hereby agrees that, so long as he remains employed by the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Bank.

         (b) The Executive expressly agrees that, as consideration for the covenants of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, from and after any voluntary or involuntary termination of service, other than a termination of service pursuant to Subsection 3.5, and continuing throughout the entire Payout Period, as provided herein, he will not, without the prior written consent of the Bank, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Bank which enterprise is, or may be deemed to be, competitive with any business carried on by the Bank as of the date of the termination of the Executive's employment or his retirement.

         (c) In the event of a termination of the Executive's service related to a Change in Control pursuant to Subsection 3.5, paragraph (b) of this Subsection 3.7 shall cease to be a condition to the performance by the Bank of its obligations under this Agreement.

3.8 Breach. In the event of any breach by the Executive of the agreements and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Executive under this Agreement be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and his Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

3.9 Additional Death Benefit - Burial Expense. In addition to the above-described death benefits, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars. This benefit shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Executive. Such death benefit shall be payable within thirty (30) days of the Executive's death. The Executive's Beneficiary shall not be entitled to such benefit if the Executive is terminated for Cause.

                                   SECTION IV

                             BENEFICIARY DESIGNATION

         The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of the Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit A to the Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of the Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                    SECTION V

                           EXECUTIVE'S RIGHT TO ASSETS

         The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                   SECTION VI

                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION VII

                     ALIENABILITY AND ASSIGNMENT PROHIBITION

               Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                  SECTION VIII

                                 ACT PROVISIONS

8.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

8.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty
         (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   SECTION IX

                                  MISCELLANEOUS

9.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement.

9.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

9.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

9.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

9.5 Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Executive is not made known to the Bank as of the date upon which any payment of any benefits may first be made, the Bank shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of thirty-six
         (36) months. Upon expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Beneficiary. If the location of the Executive's Beneficiary is not made known to the Bank by the end of an additional two (2) month period following expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of any benefits provided for such Executive and/or Beneficiary under this Agreement.

9.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

9.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

9.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

9.9 Suicide. Notwithstanding anything to the contrary in this Agreement, the benefits otherwise provided herein shall not be payable and this Agreement shall become null and void if the Executive's death results from suicide, whether sane or insane, within twenty-four (24) months after the execution of his Agreement.

9.10 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

9.11 Tax Withholding. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

9.12 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

9.13 Rabbi Trust. The Bank intends to incorporate this Agreement into the First Federal Savings Bank of Marion Rabbi Trust for the Executive Supplemental Retirement Income Plans and Excess Benefit Plans, dated December 1, 1996, into which the Bank intends to contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Executives and their Beneficiaries in such manner and at such times as specified in this Agreement. It is the intention of the Bank to make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Agreement. To the extent the language in this Agreement is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Agreement. Any contributions to the rabbi trust shall be made during each year of the Plan in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of the Executive to the rabbi trust, and (ii) earnings to date on all such previous contributions.

9.14 Secular Trust. A secular trust called the Larry Phillips Grantor Trust shall be established in the event of a Change in Control, into which the Bank shall make a contribution only in such event. If the Executive dies prior to this contribution being made, then the Executive's Beneficiary is entitled to the Survivor's Benefit beginning within thirty (30) days payable over the Payout Period. The contribution shall be the full present value, using an appropriate discount rate, of the retirement benefit specified in Subsection 1.18; provided, however, in no event shall the contribution be less than an amount which is sufficient to provide the Executive with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of the Change in Control) beginning at his Benefit Age equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106. In the event that such contribution is made to the secular trust, Executive, at his sole discretion, shall have the right to receive the funds at such time and in such manner as can be supported by the contributed amount.

                                    SECTION X

                              AMENDMENT/REVOCATION

               This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual consent shall be required even if the Executive is no longer employed by the Bank.

                                   SECTION XI

                                    EXECUTION

11.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

11.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the Bank and the Holding Company have caused this Agreement to be executed on this 29th day of February, 2000.

WITNESS:                                   FIRST FEDERAL SAVINGS BANK


/s/ William J. Landers                     By: /s/ Steven L. Banks
                                           President
                                           (Title)


WITNESS:                                   EXECUTIVE

/s/ William J. Landers                    /s/ Larry G. Phillips
---------------------------                ---------------------------------
                                           Larry G. Phillips

                     SECOND RESTATED EXECUTIVE SUPPLEMENTAL
                           RETIREMENT INCOME AGREEMENT

                             BENEFICIARY DESIGNATION

               The Executive, under the terms of the Second Restated Executive Supplemental Retirement Income Agreement executed by the Bank and dated February 29, 2000 hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Agreement, following his death:

PRIMARY BENEFICIARY:                       ____________________________________


SECONDARY BENEFICIARY:                     ____________________________________


               This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

               Such Beneficiary Designation is revocable.


DATE: ______________________, 2000



----------------------------------                 -----------------------------
(WITNESS)                                          EXECUTIVE
















                                                     Exhibit A

                                                         1